                                                                                                Exhibit 99.1

NEWS

FOR RELEASE: 8:00 a.m. ET, Wednesday, February 27, 2008

Charter Reports Fourth Quarter and Full Year
Financial and Operating Results

Year- over- year double-digit pro forma revenue and pro forma adjusted EBITDA growth for the fifth consecutive quarter

St. Louis, MO – February 27, 2008 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today reported its fourth quarter and full year 2007 financial and operating results.

•
Fourth quarter pro forma revenue of $1.548 billion grew 10.6% year over year and actual revenue of $1.553 billion grew 9.9%, primarily driven by increases in telephone and high-speed Internet (HSI) revenues. (Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.)

•
Fourth quarter pro forma adjusted EBITDA of $563 million increased 12.6% year over year and actual adjusted EBITDA grew 12.3%. (Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.)

•	Total ARPU (average revenue per customer) for the quarter increased 12.9% year over year, driven by increased sales of The Charter BundleTM and advanced services growth.
•	Revenue generating units (RGUs) increased by 199,100 on a pro forma basis during the fourth quarter of 2007, a 19.9% increase in net adds over the prior year fourth quarter.

Paul G. Allen, Charter Chairman of the Board and controlling shareholder, said, “I am pleased with the consistency of Charter’s performance and its continuing success in building operational momentum. In 2007, Neil and our management team executed our strategic plans and drove operational and financial improvement. All of Charter’s employees deserve recognition for the Company’s performance, and I am proud of their efforts. We expect the Charter Bundle and Charter Business Bundle to continue to be the primary platform for success in 2008, and I am encouraged about the prospects for Charter as we continue to improve the experience for our customers.”

“I am pleased to be announcing year-over-year double-digit pro forma revenue and adjusted EBITDA growth for the fifth consecutive quarter,” said Neil Smit, President and Chief Executive Officer. “We have momentum coming out of 2007 and we remain disciplined in targeting our operating, marketing and capital investments to grow the business.”

Key Operating Results

All of the following customer growth and ARPU statistics are presented on a pro forma basis. Charter added a net 199,100 RGUs during the fourth quarter of 2007, and for the full year added 835,900 RGUs, a 15.3% increase in RGU net adds over 2006. As of December 31, 2007, Charter served approximately 5,596,300 customers and the Company’s 11,782,100 RGUs were comprised of 5,219,900 analog video, 2,920,400 digital video, 2,682,500 HSI, and 959,300 telephone customers.

•
Telephone customers increased by approximately 155,300 in the fourth quarter of 2007, the most quarterly phone net additions in Charter history.  The Company added 513,000 customers during the year 2007, ending the year at 10.6% penetration.

•
HSI customers increased by approximately 50,500 in the fourth quarter of 2007 and by 289,100 during the year 2007. HSI ARPU increased 4.8% compared to the fourth quarter of 2006, primarily due to content improvements and customers purchasing enhanced speeds.

•
Digital video customers increased by approximately 59,700 in the fourth quarter of 2007 and analog video customers decreased by 66,400. For the full year, the company gained 150,100 digital video customers and lost 116,300 analog video customers. Video ARPU increased 5.8% compared to the fourth quarter of 2006 due to growth in revenue from advanced services and rate adjustments.

•
Fourth quarter 2007 total ARPU increased 12.9% to $97.99 from the same period in 2006, driven primarily by bundling, advanced services growth, and upgrading customers to higher Internet speeds and programming tiers.

Fourth Quarter Results – Pro Forma

Fourth quarter pro forma revenues were $1.548 billion, an increase of $148 million, or 10.6% – Charter’s sixth consecutive quarter of year-over-year double-digit pro forma revenue growth. The increase resulted primarily from increases in telephone and HSI revenues.

Pro forma telephone revenues increased to $107 million from $49 million a year ago, as our telephone customer base has more than doubled since last year. Pro forma HSI revenues increased $49 million, up 17.7% year over year, due to increases in ARPU and the number of customers. Pro forma video revenues increased $28 million, up 3.4% year over year, primarily as a result of advanced services revenue growth. Pro forma commercial revenues increased $12 million, or 15.4%, as Charter continues to market the Charter Business Bundle® to small and medium-size businesses.

Pro forma operating expenses, which include programming, service and advertising sales costs, increased 10.0% year over year, reflecting annual programming rate increases, increased labor costs to support improved service levels, and growth of the Company’s telephone business and other advanced services. Selling, general, and administrative expenses increased by 8.3% compared to the year-ago quarter, reflecting expenditures to further improve the customer experience and increased marketing expenditures targeted at revenue growth and retaining customers.

Pro forma adjusted EBITDA totaled $563 million for the fourth quarter of 2007, an increase of 12.6% compared to the year-ago quarter – Charter’s fifth consecutive quarter of double-digit, year over year pro forma adjusted EBITDA growth.

Pro forma net cash flows used in operating activities for the fourth quarter of 2007 were $2 million, compared to $28 million for the fourth quarter of 2006.

Annual Results – Pro Forma

For the year ended December 31, 2007, pro forma revenues were $5.971 billion, an increase of $588 million, or 10.9%, primarily from telephone and HSI revenue growth.

Pro forma telephone revenues increased to $343 million from $135 million a year ago. Pro forma HSI revenues increased $212 million, up 20.5% year over year. Pro forma video revenues increased $106 million, up 3.2% year over year. Pro forma commercial revenues increased $42 million, or 14.1%.

Pro forma operating expenses for the full year ended December 31, 2007, which include programming, service, and advertising sales costs, increased 9.7% year over year; and selling, general, and administrative expenses increased by 11.8%.

Pro forma adjusted EBITDA totaled $2.101 billion for the full year 2007, an increase of 11.9% compared to the full year 2006.

Pro forma net cash flows from operating activities for the full year 2007 were $317 million, compared to $267 million for the full year 2006.

Fourth Quarter Results – Actual

Fourth quarter revenues increased 9.9% and operating costs and expenses increased 8.6% compared to year-ago results.

Adjusted EBITDA for the fourth quarter of 2007 was $565 million, a 12.3% increase compared to the year-ago period.

Operating income from continuing operations was $85 million in the fourth quarter of 2007, compared to $163 million in the fourth quarter of 2006. The decrease was primarily related to a $178 million impairment of franchises in the fourth quarter of 2007. No comparable charge occurred in the fourth quarter of 2006.

Net loss for the fourth quarter of 2007 was $468 million, or $1.27 per common share. For the fourth quarter of 2006, Charter reported a net loss of $396 million and net loss per common share of $1.08. Despite adjusted EBITDA growth due to RGU net additions and an increase in bundled customers, net loss increased primarily due to the franchise impairment noted above.

Expenditures for property, plant, and equipment for the fourth quarter of 2007 were $354 million, compared to fourth quarter 2006 expenditures of $308 million. The increase in capital expenditures primarily reflects year-over-year increases in customer premise equipment and support capital.

There were no net cash flows generated or used in operating activities during the fourth quarter of 2007, compared to $25 million of net cash flows used in operating activities for the fourth quarter of 2006.

Annual Results – Actual

Revenues for the full year 2007 were $6.002 billion, an increase of 9.0% year over year. Operating costs and expenses were $3.891 billion, an increase of 8.4% compared to year-ago actual results. Adjusted EBITDA for the full year 2007 was $2.111 billion, a 10.3% increase compared to the year-ago period.

Operating income from continuing operations increased to $548 million for the full year 2007, compared to $367 million in the full year 2006. The primary drivers of the increase in operating income were increased revenues and higher margins year over year.

Net loss for the full year 2007 was $1.616 billion, or $4.39 per common share.  For the full year 2006, Charter reported a net loss of $1.370 billion and net loss per common share of $4.13. Despite the increase in adjusted EBITDA due to RGU net additions and an increase in bundled customers, net loss increased year over year. This is primarily due to a $148 million charge related to the early retirement of debt in 2007, while a $101 million gain related to the early retirement of debt was recorded in 2006. Additionally, in 2006 a $200 million gain was recorded related to the sale of discontinued operations.

Capital expenditures for property, plant, and equipment for the full year 2007 were $1.244 billion, compared to $1.103 billion in 2006.  Charter expects that capital expenditures in the year 2008 will total approximately $1.2 billion and approximately 75% of that amount will be directed toward success-based activities.

Net cash flows from operating activities for the full year 2007 were $327 million, compared to $323 million for the full year 2006.

As of December 31, 2007, Charter had $19.908 billion in long-term debt and $75 million of cash on hand. Availability under the Company’s revolving credit facility totaled approximately $1.0 billion at year end, none of which was limited by covenant restrictions.  Charter expects that cash on hand, cash flows from operating activities, and amounts available under its credit facilities will be adequate to meet its projected cash needs through the second or third quarter of 2009 and thereafter will not be sufficient to fund such needs. Charter will therefore need to obtain additional sources of liquidity by early 2009.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before depreciation and amortization, impairment charges, stock compensation expense, and other operating (income) expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its board of directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).  Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $31 million and $32 million for each of the three months ended December 31, 2007 and 2006, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three and twelve months ended December 31, 2006 and 2007, we have provided in this release pro forma results for the three and twelve months ended December 31, 2006 and 2007. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain of our sales and acquisition of certain assets in 2006 and 2007 as if they had occurred as of January 1, 2006. Pro forma income statements for the three and twelve months ended December 31, 2006 and December 31, 2007 and pro forma customer statistics as of December 31, 2007, September 30, 2007 and December 31, 2006 are provided in the addendum of this news release.

Additional Information Available on Website

A slide presentation to accompany the fourth quarter conference call will be available on the Investor & News Center of our website at www.charter.com in the “Presentations/Webcasts” section. Pro forma data, including disclosure concerning the pro forma data and the basis upon which it was calculated, for each quarter of 2006 and 2007 can also be found on the Investor & News Center in the “Pro Forma Information” section. The pro forma income statement for the three months and twelve months ended December 31, 2006 and 2007 and pro forma historical customer statistics are also provided in the addendum of this news release.

Conference Call

The Company will host a conference call on Wednesday, February 27, 2008, at 9:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company’s website at www.charter.com. Access the webcast by clicking on “About Charter” at the top of the home page. Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website beginning two hours after its completion. Accompanying slides will also be available on the site.

Those participating via telephone should dial 888/233-1576 no later than 10 minutes prior to the call. International participants should dial 706/643-3458. The passcode for the call is 32009033.

A replay of the call will be available at 800/642-1687 or 706/645-9291 beginning two hours after the completion of the call through the end of business on March 5, 2008. The passcode for the replay is 32009033.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                   Mary Jo Moehle
314-543-2215                                                     314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line (“DSL”) providers;
•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•	general business conditions, economic uncertainty or slowdown, including the recent significant slowdown in the new housing sector and overall economy; and
•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended December 31,			Year Ended December 31,
	2007	2006		2007	2006
	Actual	Actual	% Change	Actual	Actual	% Change

REVENUES:
Video	$850	$829	2.5%	$3,392	$3,349	1.3%
High-speed Internet	326	278	17.3%	1,252	1,051	19.1%
Telephone	107	49	118.4%	343	135	154.1%
Advertising sales	82	91	(9.9%)	298	319	(6.6%)
Commercial	90	78	15.4%	341	305	11.8%
Other	98	88	11.4%	376	345	9.0%
Total revenues	1,553	1,413	9.9%	6,002	5,504	9.0%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	663	608	9.0%	2,620	2,438	7.5%
Selling, general and administrative (excluding stock compensation expense) (b)	325	302	7.6%	1,271	1,152	10.3%
Operating costs and expenses	988	910	8.6%	3,891	3,590	8.4%

Adjusted EBITDA	565	503	12.3%	2,111	1,914	10.3%

Adjusted EBITDA margin	36.4%	35.6%		35.2%	34.8%

Depreciation and amortization	329	330		1,328	1,354
Impairment charges	178	-		234	159
Stock compensation expense	3	3		18	13
Other operating (income) expenses, net	(30)	7		(17)	21

Operating income from continuing operations	85	163		548	367

OTHER INCOME AND (EXPENSES):
Interest expense, net	(466)	(466)		(1,851)	(1,877)
Change in value of derivatives	70	(14)		52	(4)
Gain (loss) on extinguishment of debt	(113)	-		(148)	101
Other income (expense), net	(4)	2		(8)	14
	(513)	(478)		(1,955)	(1,766)

Loss from continuing operations before income taxes	(428)	(315)		(1,407)	(1,399)

Income tax expense	(40)	(63)		(209)	(187)

Loss from continuing operations	(468)	(378)		(1,616)	(1,586)

Income (loss) from discontinued operations, net of tax	-	(18)		-	216

Net loss	$(468)	$(396)		$(1,616)	$(1,370)

LOSS PER COMMON SHARE, BASIC AND DILUTED:
Loss from continuing operations	$(1.27)	$(1.03)		$(4.39)	$(4.78)
Net loss	$(1.27)	$(1.08)		$(4.39)	$(4.13)

Weighted average common shares outstanding, basic and diluted	369,916,556	365,331,337		368,240,608	331,941,788

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended December 31,			Year Ended December 31,
	2007	2006		2007	2006
	Pro Forma (a)	Pro Forma (a)	% Change	Pro Forma (a)	Pro Forma (a)	% Change

REVENUES:
Video	$846	$818	3.4%	$3,370	$3,264	3.2%
High-speed Internet	326	277	17.7%	1,248	1,036	20.5%
Telephone	107	49	118.4%	343	135	154.1%
Advertising sales	82	91	(9.9%)	297	315	(5.7%)
Commercial	90	78	15.4%	339	297	14.1%
Other	97	87	11.5%	374	336	11.3%
Total revenues	1,548	1,400	10.6%	5,971	5,383	10.9%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	660	600	10.0%	2,602	2,371	9.7%
Selling, general and administrative (excluding stock
compensation expense) (c)	325	300	8.3%	1,268	1,134	11.8%
Operating costs and expenses	985	900	9.4%	3,870	3,505	10.4%

Adjusted EBITDA	563	500	12.6%	2,101	1,878	11.9%

Adjusted EBITDA margin	36.4%	35.7%		35.2%	34.9%

Depreciation and amortization	327	328		1,323	1,334
Impairment charges	178	-		178	-
Stock compensation expense	3	3		18	13
Other operating (income) expenses, net	(33)	7		(20)	19

Operating income from operations	88	162		602	512

OTHER INCOME AND (EXPENSES):
Interest expense, net	(466)	(466)		(1,851)	(1,851)
Change in value of derivatives	70	(14)		52	(4)
Gain (loss) on extinguishment of debt	(113)	-		(148)	101
Other expense, net	(4)	2		(8)	14
	(513)	(478)		(1,955)	(1,740)

Loss before income taxes	(425)	(316)		(1,353)	(1,228)

Income tax expense	(42)	(47)		(192)	(179)

Net loss	$(467)	$(363)		$(1,545)	$(1,407)

LOSS PER COMMON SHARE, BASIC AND DILUTED:	$(1.26)	$(0.99)		$(4.20)	$(4.24)

Weighted average common shares outstanding, basic and diluted	369,916,556	365,331,337		368,240,608	331,941,788

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2006 and 2007 as if they occurred as of January 1, 2006. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2006 and 2007 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

December 31, 2007. Pro forma revenues were reduced by $5 million and $31 million for the three months and year ended December 31, 2007, respectively. Pro forma operating costs and expenses were reduced by $3 million and $21 million for the three months and year ended December 31, 2007, respectively. Pro forma net loss was reduced by $1 million and $71 million for the three months and year ended December 31, 2007, respectively.

December 31, 2006. Pro forma revenues were reduced by $13 million and $121 million for the three months and year ended December 31, 2006, respectively. Pro forma operating costs and expenses were reduced by $10 million and $85 million for the three months and year ended December 31, 2006, respectively. Pro forma net loss was reduced by $33 million and increased by $37 million for the three months and year ended December 31, 2006, respectively.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	December 31,	December 31,
	2007	2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$75	$60
Accounts receivable, net of allowance for doubtful accounts	225	195
Prepaid expenses and other current assets	36	84
Total current assets	336	339

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	5,103	5,217
Franchises, net	8,942	9,223
Total investment in cable properties, net	14,045	14,440

OTHER NONCURRENT ASSETS	285	321
Total assets	$14,666	$15,100

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,332	$1,298
Total current liabilities	1,332	1,298

LONG-TERM DEBT	19,908	19,062

NOTE PAYABLE - RELATED PARTY	65	57

DEFERRED MANAGEMENT FEES - RELATED PARTY	14	14

OTHER LONG-TERM LIABILITIES	1,035	692

MINORITY INTEREST	199	192

PREFERRED STOCK - REDEEMABLE	5	4

SHAREHOLDERS' DEFICIT	(7,892)	(6,219)
Total liabilities and shareholders' deficit	$14,666	$15,100

Addendum to Charter Communications, Inc. Fourth Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Year Ended December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,616)	$(1,370)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,328	1,362
Impairment charges	234	159
Noncash interest expense	40	128
Change in value of derivatives	(52)	4
Deferred income taxes	198	202
Gain on sale of assets, net	(3)	(192)
(Gain) loss on extinguishment of debt	136	(101)
Other, net	2	4
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(36)	24
Prepaid expenses and other assets	45	55
Accounts payable, accrued expenses and other	51	48
Net cash flows from operating activities	327	323

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,244)	(1,103)
Change in accrued expenses related to capital expenditures	(2)	24
Proceeds from sale of assets, including cable systems	104	1,020
Other, net	4	(6)
Net cash flows from investing activities	(1,138)	(65)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	7,877	6,322
Repayments of long-term debt	(7,017)	(6,938)
Proceeds from issuance of debt	-	440
Payments for debt issuance costs	(42)	(44)
Other, net	8	1
Net cash flows from financing activities	826	(219)

NET INCREASE IN CASH AND CASH EQUIVALENTS	15	39
CASH AND CASH EQUIVALENTS, beginning of period	60	21
CASH AND CASH EQUIVALENTS, end of period	$75	$60

CASH PAID FOR INTEREST	$1,792	$1,671

NONCASH TRANSACTIONS:
Cumulative adjustment to Accumulated Deficit for the adoption of FIN 48	$56	$-
Issuance of 6.50% convertible notes	$479	$-
Issuance of debt by CCH I, LLC	$-	$419
Issuance of debt by CCH II, LLC	$-	$410
Issuance of debt by Charter Communications Operating, LLC	$-	$37
Retirement of Charter Communications Holdings, LLC debt	$-	$(796)
Retirement of Renaissance Media Group LLC debt	$-	$(37)
Issuance of Class A common stock	$-	$68
Retirement of 5.875% convertible notes	$(364)	$(255)

Addendum to Charter Communications, Inc. Fourth Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate
	Actual	Pro Forma as of
	December 31,	September 30,	December 31,
	2007 (a)	2007 (a)	2006 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) video customers (b)	4,959,800	5,012,400	5,077,200
Multi-dwelling (bulk) and commercial unit customers (c)	260,100	273,900	259,000
Total video customers	5,219,900	5,286,300	5,336,200

Non-video customers (b)	376,400	362,000	331,400
Total customer relationships (d)	5,596,300	5,648,300	5,667,600

Pro forma average monthly revenue per video customer (e)	$97.99	$95.24	$86.81
Pro forma average monthly video revenue per video customer (m)	$56.05	$55.13	$52.99

Residential bundled customers (f)	2,506,700	2,440,200	2,180,700

Revenue Generating Units:
Video customers (b) (c)	5,219,900	5,286,300	5,336,200
Digital video customers (g)	2,920,400	2,860,700	2,770,300
Residential high-speed Internet customers (h)	2,682,500	2,632,000	2,393,400
Telephone customers (i)	959,300	804,000	446,300
Total revenue generating units (j)	11,782,100	11,583,000	10,946,200

Video Cable Services:
Video:
Estimated homes passed (k)	11,847,600	11,641,300	11,519,000
Video customers (b)(c)	5,219,900	5,286,300	5,336,200
Estimated penetration of video homes passed (b) (c) (k) (l)	44.1%	45.4%	46.3%
Pro forma video customers quarterly net gain (loss) (b) (c) (n)	(66,400)	(38,700)	(40,700)

Digital Video:
Estimated digital video homes passed (k)	11,753,300	11,546,400	11,385,000
Digital video customers (g)	2,920,400	2,860,700	2,770,300
Estimated penetration of digital homes passed (g) (k) (l)	24.8%	24.8%	24.3%
Digital penetration of video customers (b) (c) (g) (o)	55.9%	54.1%	51.9%
Digital set-top terminals deployed	4,192,700	4,125,400	3,985,600
Pro forma digital video customers quarterly net gain (g) (n)	59,700	16,700	41,100

Non-Video Cable Services:
High-Speed Internet Services:
Estimated high-speed Internet homes passed (k)	11,023,700	10,907,400	10,761,000
Residential high-speed Internet customers (h)	2,682,500	2,632,000	2,393,400
Estimated penetration of high-speed Internet homes passed (h) (k) (l)	24.3%	24.1%	22.2%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (m)	$40.86	$40.87	$38.98
Pro forma high-speed Internet customers quarterly net gain (h) (n)	50,500	53,900	59,200

Telephone Services:
Estimated telephone homes passed (k)	9,013,900	8,289,200	6,799,300
Telephone customers (i)	959,300	804,000	446,300
Estimated penetration of telephone homes passed (h) (k) (l)	10.6%	9.7%	6.6%
Pro forma average monthly telephone revenue per telephone customer (m)	$41.77	$42.48	$42.26
Pro forma telephone customers quarterly net gain (i) (n)	155,300	102,700	106,500

Pro forma operating statistics reflect the sales and acquisitions of cable systems in 2006 and 2007 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2006 and 2007 have been reflected in the operating statistics.

At September 30, 2007 actual video customers, digital video customers, high-speed Internet customers and telephone customers were 5,347,800, 2,882,900, 2,639,200, and 802,600, respectively.

At December 31, 2006 actual video customers, digital video customers, high-speed Internet customers and telephone customers were 5,433,300, 2,808,400, 2,402,200, and 445,800, respectively.

See footnotes to unaudited summary of operating statistics on page 6 of this addendum.

Addendum to Charter Communications, Inc. Fourth Quarter 2007 Earnings Release

(a)  "Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees).  In addition, at December 31, 2007, September 30, 2007, and December 31, 2006, “customers” include approximately 48,200, 33,800, and 32,700 persons whose accounts were over 60 days past due in payment, approximately 10,700, 5,700, and 5,400 persons whose accounts were over 90 days past due in payment and approximately 2,900, 2,100, and 2,700 of which were over 120 days past due in payment, respectively.

(b)  "Video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 376,400, 362,000, and 331,400 customer relationships at December 31, 2007, September 30, 2007, and December 31, 2006, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service.  The EBU method of estimating video customers is consistent with the methodology used in determining costs paid to programmers and has been used consistently.  As we increase our effective video prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma video customers during the respective quarter.

(f) "Residential bundled customers" include residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled customers" do not include residential customers who only subscribe to video service.

(g)  "Digital video customers" include all video customers that have one or more digital set-top boxes or cable cards deployed. Included in "digital video customers" on December 31, 2007, September 30, 2007, and December 31, 2006 are approximately 2,000, 3,100, and 4,700 customers, respectively, that receive digital video service directly through satellite transmission.

(h)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At December 31, 2007, September 30, 2007, and December 31, 2006, approximately 2,392,900, 2,343,300, and 2,114,200 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(i)  "Telephone customers" include all customers receiving telephone service.  As of December 31, 2007, September 30, 2007, and December 31, 2006, approximately 920,600, 770,600, and 418,600 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(j)  "Revenue generating units" represent the sum total of all video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as analog video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.  This statistic is computed in accordance with the guidelines of the NCTA that have been adopted by eleven publicly traded cable operators, including Charter.

(k)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(l) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(m) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of video customers" represents the number of digital video customers as a percentage of video customers.

Addendum to Charter Communications, Inc. Fourth Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	Actual	Actual	Actual	Actual

Net cash flows from operating activities	$-	$(25)	$327	$323
Less: Purchases of property, plant and equipment	(354)	(308)	(1,244)	(1,103)
Less: Change in accrued expenses related to capital expenditures	49	20	(2)	24

Free cash flow	(305)	(313)	(919)	(756)

Interest on cash pay obligations (a)	457	448	1,811	1,749
Purchases of property, plant and equipment	354	308	1,244	1,103
Change in accrued expenses related to capital expenditures	(49)	(20)	2	(24)
Other, net	7	(2)	33	15
Change in operating assets and liabilities	101	82	(60)	(127)

Adjusted EBITDA from continuing and discontinued operations (b)	$565	$503	$2,111	$1,960

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	Pro Forma (c)	Pro Forma (c)	Pro Forma (c)	Pro Forma (c)

Net cash flows from operating activities	$(2)	$(28)	$317	$267
Less: Purchases of property, plant and equipment	(354)	(308)	(1,244)	(1,085)
Less: Change in accrued expenses related to capital expenditures	49	20	(2)	24

Free cash flow	(307)	(316)	(929)	(794)

Interest on cash pay obligations (a)	457	448	1,811	1,723
Purchases of property, plant and equipment	354	308	1,244	1,085
Change in accrued expenses related to capital expenditures	(49)	(20)	2	(24)
Other, net	7	(2)	33	15
Change in operating assets and liabilities	101	82	(60)	(127)

Adjusted EBITDA (b)	$563	$500	$2,101	$1,878

(a) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(b) See page 1 of this addendum for detail of the components included within adjusted EBITDA. Adjusted EBITDA from continuing and discontinued operations of $503 million and $2.0 billion for the three months and year ended December 31, 2006, respectively, includes $0 and $46 million of adjusted EBITDA recorded in discontinued operations in our consolidated statements of operations.

(c) Pro forma results reflect certain sales and acquisitions of cable systems in 2006 and 2007 as if they occurred as of January 1, 2006.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Fourth Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Customer premise equipment (a)	$150	$129	$578	$507
Scalable infrastructure (b)	68	68	232	214
Line extensions (c)	29	25	105	107
Upgrade/Rebuild (d)	17	9	52	45
Support capital (e)	90	77	277	230

Total capital expenditures	$354	$308	$1,244	$1,103

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs in accordance with SFAS No. 51 and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Fourth Quarter 2007 Earnings Release